Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Investment Funds (Invesco Investment Funds):

We consent to the use of our report dated November 28, 2018 on the consolidated financial statements of Oppenheimer Global Strategic Income Fund and subsidiary, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

January 27, 2020

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Investment Funds (Invesco Investment Funds):

We consent to the use of our report dated November 28, 2018 on the consolidated financial statements of Oppenheimer International Bond Fund and subsidiary, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

January 27, 2020